Exhibit 10.58




               AMENDMENT NO. 1 AND WAIVER TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         This Amendment No. 1 and Waiver (this "Amendment") is entered into as of December 30, 1996 by and among MK Rail Corporation, a Delaware corporation ("MKR"), with its chief executive office at 1200 Reedsdale Street, Pittsburgh, Pennsylvania 15233; Motor Coils Manufacturing Co., a Pennsylvania corporation ("Motor Coils"); MK Engine Systems Company, Inc., a New York Corporation ("MKES"); Clark Industries, Inc., an Illinois corporation ("Clark"); Power Parts Company, a Nevada corporation ("Power Parts"); Touchstone, Inc., a Tennessee corporation ("Touchstone"); Power Parts Sign Co., an Illinois corporation ("Sign") (each of MKR and the Component Subsidiaries a "Borrower" and collectively the "Borrowers"), and BankAmerica Business Credit, Inc., a Delaware corporation, individually as a lender ("Lender") and as agent ("Agent").

                                    RECITALS


         A. The Borrowers, the Agent and the Lender are party to that certain Amended and Restated Loan and Security Agreement dated as of September 10, 1996 (as previously amended, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

         B. Immediately prior to the execution of this Amendment, the Agent and the Lender entered into Assignment and Acceptance Agreements dated the date hereof (the "Assignment Agreements") with each of Heller Financial, Inc., Green Tree Financial Servicing Corporation and Star Bank, N.A (collectively, the "Former Lenders"), pursuant to which the Lender purchased from such Persons all of their outstanding Loans and commitments under the Credit Agreement (the "Buyout"), and paid them (on behalf of and with the consent of the Borrowers) a prepayment fee for agreeing to the Buyout, plus any and all unpaid accrued interest and fees owed by the Borrowers through the date hereof or the Effective Date, whichever is later, all amounts as set forth in each Exhibit A to the Assignment Agreements.

         C. The Borrowers intend to implement a corporate restructuring, effective as of January 1, 1997, as set forth in Exhibit A hereto.

         D. The Borrowers, the Lender and the Agent wish to amend the Credit Agreement and waive certain provisions thereof with respect to (a) the corporate restructuring, (b) the maturity date of the Loans and (c) the rate of interest on the Loans, all pursuant to the terms as set forth below.


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         Now,  therefore,  in  consideration  of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

         1. Amendment to Credit Agreement. Upon the "Effective Date" (as defined below), the Credit Agreement shall be amended as follows:

         (a) The following definitions in Section 1.1 are amended in their entirety to read as follows:

  o     "'Stated Termination Date' means September 30, 1997."

  o "'Applicable Revolver Base Rate Margin' shall mean one half of one percent (0.50%)."

  o     "'Applicable Revolver LIBOR Margin' shall mean two percent (2%)."

  o "'Applicable Term Base Rate Margin' shall mean three-quarters of one percent (0.75%)."

  o "'Applicable Term LIBOR Margin' shall mean two and one-quarter percent (2.25%)."

  o     "'Default Rate' means a fluctuating per annum interest rate at all times
          ------------                      ---------
        equal to the sum of (a) the Interest Rate for each Loan or Obligation which would be derived by applying the otherwise Applicable
        Margin, plus (b) two percent (2.0%).  Each Default Rate shall be
                ----
        adjusted simultaneously with any change in the applicable Interest
        Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percent
        (2.0%) per annum."

         (b) The second sentence of Section 2.2(c) is amended in its entirety to read as follows:

                           "The  Term  Loan  Notes  delivered  to the  Agent (on
                  behalf of the Lenders) shall be dated the Closing Date and the principal amount of the Term Loan shall mature in thirteen
                  (13) monthly installments. Each of the first twelve (12) installments of principal shall be payable in an amount equal to $133,334 (and paid ratably by the Borrowers receiving Term Loans) and shall be payable on the first day of each month, commencing on October 1, 1996 and ending on September 1, 1997, and the final installment of principal on the Term Loan shall be payable in an amount equal to $6,399,992 or, if

                                       -2-


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different,  the then remaining  principal balance of the Term Loan, and shall be payable on the Stated Termination Date."
     (c) Thefirst paragraph of Section 3.1(a)(iii) is amended in its entirety to read as follows:
               "(iii) Without limiting any other restrictions herein on the availability of LIBOR Rate Loans, the Borrowers shall not have the option to elect, designate, continue or convert any Loans into LIBOR Rate Loans on the Closing Date (through October 31,
               1996) or at any time when a Default or an Event of Default has occurred and is continuing." (d) Section 3.1(b) is amended in its entirety to read as follows:

                                    "(b).   Intentionally Omitted."

                           (e) Section 3.2(c) is amended in its entirety to read as follows:

                                    "(c) If upon the  expiration of any Interest
                                    Period  applicable to LIBOR Rate Loans,  MKR
                                    has failed to select  timely a new  Interest
                                    Period to be  applicable to LIBOR Rate Loans
                                    or if any  Default or Event of Default  then
                                    exists,  then the applicable  Borrower shall
                                    be deemed to have  elected to  convert  such
                                    LIBOR   Rate  Loans  into  Base  Rate  Loans
                                    effective as of the expiration date of such Interest Period."

                           (f) Section 4.2 is amended in its entirety to read as follows:

                                    "4.2  Termination of Facility;  Prepayments.
                                    The Borrowers may terminate  this  Agreement
                                    upon at least ten (10) Business  Days' prior
                                    written notice from MKR to the Agent and the
                                    Lenders,  upon  (a) the  payment  in full in
                                    cash of all outstanding Loans, together with
                                    accrued    interest    thereon,    and   the
                                    cancellation of all  outstanding  Letters of
                                    Credit,  (b) the  payment in full in cash of
                                    all other Obligations  together with accrued
                                    interest  thereon,  and (c) with  respect to
                                    any LIBOR Rate Loans  prepaid in  connection
                                    with   such   termination   prior   to   the
                                    expiration   date  of  the  Interest  Period
                                    applicable  thereto,   the  payment  of  the
                                    amounts described in Section 5.4."

                           (g) Schedules 8.5 and 8.7 are deleted and Schedules 8.5 and 8.7 attached hereto are hereby substituted in their entirety therefor.

                           (h) The Lender's signature page to the Credit Agreement is amended and substituted in its entirety by the form of signature page signed by the Lender and attached to this Amendment.

                  2.       Consent and Waiver.

                           (a) Notwithstanding anything to the contrary set forth in Section 9.21 of the Credit Agreement, the Agent and Lender consent to MKR creating the following new wholly-owned subsidiaries as of January 1, 1997:

             (i)     MotivePower Investments Ltd., a Delaware corporation;

             (ii)    MotivePower Investments, Inc., a Delaware corporation;

             (iii)   Boise Locomotive Company, a Delaware corporation; and

             (iv) Motive Power Foreign Sales Corporation, a Barbados corporation;

         provided, however, that the consent in this paragraph (a) is conditioned on the Borrower's acknowledgment and agreement that each of these subsidiaries shall not (i) conduct business or business operations, (ii) start operations without the written consent of the Agent and (iii) have assets or liabilities of any kind in excess of $10,000 in the aggregate.

                           (b)  Notwithstanding  anything  to the  contrary  set
forth in Section 9.9 of the Credit Agreement, the Agent and the Lender consent to (a) the merger of MotivePower Industries, Inc. into MKR to be effective as of January 1, 1997 and (b) the dissolution of Sign and AMS Manufacturing Company (f/k/a Alert Mfg. & Supply Co.) to be effective as of January 1, 1997.

                           (c)  Notwithstanding  anything  to the  contrary  set
forth in Section 7.3(j) of the Credit Agreement, the Agent and the Lender consent to the Borrowers name changes as set forth in Exhibit A hereto.

                           (d) No later  than  January 6,  1997,  the  Borrowers
shall provide to the Agent and the Lender written evidence in form and substance acceptable to the Agent and the Lender of the effectiveness of (i) the Merger of MotivePower Industries, Inc. into MKR, (ii) the dissolution of Sign and AMS Manufacturing Company (f/k/a Alert Mfg. & Supply Co.), and (iii) the name changes as set forth in Exhibit A hereto.

                           3.  Representations  and  Warranties of the Borrower.
Each of the Borrowers represents and warrants that:


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



                           (a) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                           (b)  Each  of  the   representations  and  warranties
         contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                           (c) The execution, delivery and performance by the Borrowers of this Amendment, and the performance by the Borrowers of the Credit Agreement (as amended hereby) do not and will not (i) violate any provision of any law, rule or regulation applicable to the Borrowers, the Certificate or Articles of Incorporation or Bylaws of the Borrowers or any order, judgment or decree of any court or other agency or government binding on any Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, agreement, mortgage or obligation of any Borrower except where the Borrowers shall have obtained waivers or consents from the other parties to such agreements and disclosed the same to the Agent, (iii) result in or require the creation or imposition of any lien upon any of the Borrowers' properties or assets (other than Liens permitted under Section 9.19 of the Credit Agreement) or (iv) require any approval of stockholders or any approval or consent of any Person under any contract, agreement, mortgage or obligation to which any Borrower is a party (or by which its assets or properties are bound) except for the approvals or consents which will be obtained on or before the date hereof and disclosed in writing to the Agent.

                           (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                           (e) The Borrowers authorize and agree that on the Effective Date (i) MKR will be deemed to have made a Revolving Loan borrowing (and to have provided the funds to the Agent for the use set forth below) in an aggregate amount equal to the prepayment fee as set forth on each Exhibit A to the Assignment Agreements of approximately $1,000,000 in the aggregate (the "Prepayment Fee"), plus any and all unpaid accrued interest and fees owed by the Borrowers to the Former Lenders through the date hereof or the Effective Date, whichever is later as set forth on each Exhibit A to the Assignment Agreements (the "Payoff Amount"),and (ii) the Agent will use the proceeds of such Revolving Loan borrowing on behalf of the Borrowers to pay to the Former Lenders the Prepayment Fee, plus the Payoff Amount as consideration for consenting to the Buyout.

               4. Effective Time. Sections 1 and 2 of this Amendment shall become effective - upon:

                           (a)  the  execution   and  delivery   hereof  by  the
         Borrowers, the Lender and the Agent;

                           (b) the payment by the Borrowers to BankAmerica Business Credit, Inc., individually, on the date hereof of a prepayment fee of $500,000 in immediately available funds, which fee shall be deemed fully earned and non-refundable on the date hereof, and MKR hereby authorizes such payment to be made as a revolving loan advance to MKR;

                           (c) the delivery of a legal opinion from Doepken Keevican & Weiss, counsel to the Borrowers, as to all the transactions described herein;

                           (d) receipt by the Agent of evidence of the corporate restructuring and the other documents and deliveries as set forth in the Closing Memorandum attached hereto as Exhibit B all in form and substance acceptable to the Agent; and

                           (e) the execution and delivery of that certain Commitment Letter and Fee Letter among MKR, Bank of America Illinois, Bank of America NT & SA and BA Securities, Inc.

In the event the Effective Time has not occurred on or before 5:00 p.m. (Chicago time) December 31, 1996, Sections 1 and 2 hereof shall not become operative and shall be of no force or effect.

                  5.       Reference to and Effect Upon the Credit Agreement.

                           (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                           (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

                  6.       Costs and Expenses.

                           (a) The Borrower hereby affirms its obligation  under
         Section 15.7 of the Credit Agreement to reimburse the Agent and the Lender for all reasonable costs, internal

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



         charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys (and the allocated cost of in-house counsel) for the Agent with respect thereto.

                  7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS; PROVIDED THAT THE LENDERS AND THE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                  9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                  10. JURY TRIAL WAIVER. THE BORROWERS, THE AGENT AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND AND RIGHTS UNDER THIS AMENDMENT, THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT OR ANY LOAN DOCUMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  11. Releases. In further consideration of the execution of this Amendment by the Agent and the Lenders, the Borrowers hereby release the Agent and the Lenders and all current and future holders of assignments of or participations in the Obligations and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims") that the Borrowers may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take on or prior to the date hereof with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations. For purposes of the release contained in this paragraph, the term "Borrowers" shall mean and include the Borrowers and their successors and assigns, including, without limitation, any trustees acting on behalf of such parties and any debtor-in-possession in respect of any such party.

                  12. Reaffirmation of Guaranty. Each of the Borrowers as a guarantor under Article 16 of the Credit Agreement hereby (i) acknowledges and reaffirms all of its obligations and undertakings under the guaranty under
Article 16 of the Credit Agreement, and (ii) acknowledges and agrees that subsequent to, and taking into account this Amendment, the guaranty under
Article 16 of the Credit Agreement is and shall remain in full force and effect in accordance with the terms thereof.

                  13. Date Down on Title Insurance. If on March 31, 1997 the Lender still has any outstanding Commitment under the Credit Agreement, the Borrowers shall deliver to the Agent and the Lender date down endorsements for the title policies with respect to the Mortgages in form and substance acceptable to the Agent.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                                    "BORROWERS"


Power Parts Company                MK Rail Corporation

By:                                         By:
Title:                             Title:

Touchstone, Inc.                   Motor Coils Manufacturing Co.

By:                                         By:
Title:                             Title:

Power Parts Sign Co.                        MK Engine Systems Company, Inc.

By:                                         By:
Title:                             Title:

                                   Clark Industries, Inc.

                                   By:
                                   Title:



Acknowledged and agreed to:

AMS Manufacturing Company
 (f/k/a Alert Mfg & Supply Co.)

By:
Title:

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




Commitment:        $75,000,000           BANKAMERICA BUSINESS CREDIT, INC.,
                                         individually as a Lender and as Agent
Revolving Loan
 Commitment:       $67,000,000
                                         By:
Term Loan
 Commitment:       $8,000,000            Its:

Pro Rate Share:    100%

                                    EXHIBIT A

                             Corporate Restructuring


Existing Name                          New Name as of January 1, 1997
-------------                          ------------------------------

                                                     EXHIBIT B

                                                Closing Memorandum